FORM 8-K
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                              CURRENT REPORT

/X/ CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported) August 7, 1996

                     REAL GOODS TRADING CORPORATION
      (Exact name of registrant as specified in its charter)

California                      0-22524         68-0227324
(State or other jurisdiction    (Commission     (IRS Employer
    of incorporation)            File Number)     ID Number)

555 Leslie Street   Ukiah, California         95482_
   (Address of principal executive offices)   (Zip code)

Registrant's telephone number                 (707) 468-9292

































                             Press Release

For Immediate Release
For More Information:    Donna Montag, CFO, 707.468.9292 ext.2151
     John Schaeffer, President, 707.468.9292 ext. 2440

                      Real Goods Promotes Donna Montag to CFO

Ukiah, California, 12 August 1996...Real Goods Trading Corporation announced today that Donna Montag, previously the Company's Controller, has been elected Chief Financial Officer. Ms. Montag who resides in Elk has been with the Company for 2-1/2 years and began as Assistant Controller. In her new position she will be responsible for all financial matters, including banking relationships and the relationship with the Company's auditors, Deloitte and Touche.

Ms. Montag received a CMA (Certified Management Accountant) degree from the Institute of Certified Management Accountants and graduated with a B.A. from Marymount College. She has worked in the accounting field for over 20 years and was Controller of Scharffenberger Cellers in Philo before joining Real Goods.

Real Goods' President John Schaeffer commented: "We're very pleased to promote Donna Montag to CFO. She has demonstrated keen financial skills in monitoring budgets and shown great people skills in furthering our Company's goal of the implementation of open book management empowering all of our employees through education and a bonus plan. It is exciting to have this depth of experience as we further our growth." Ms. Montag's promotion is effective immediately.

Real Goods Trading Corporation sells a broad range of energy and conservation products through its catalogs and retail stores (call 800.762.7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The corporation's common stock is publicly traded on the Pacific Stock Exchange under the symbol "RGT.P," on the NASDAQ small cap market under the symbol RGTC, and through a bulletin board maintained on its web site (http://www.realgoods.com).












Item 5.  Other Events

The registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report ot be signed on its behalf by the undersigned hereunto duly authorized.

                    REAL GOODS TRADING CORPORATION
                              (Registrant)


Date: August 12, 1996
By:
[S]DONNA MONTAG
   Chief Financial Officer